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                                                                     EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT

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                                        State Under                      Percent of Stock
         Name of                       Laws of Which                    Owned Beneficially
       Subsidiary                        Organzized                       by the Company
       ----------                      -------------                    ------------------
Multi-Media Services, Inc.               California                            100%

Fast Forward, Inc.                       California                            100%

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